UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	54-1887631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor Annapolis Junction, MD	20701
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.75% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-223067

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Colfax Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated January 8, 2019 (the “Prospectus Supplement”) to a prospectus dated February 16, 2018 (the “Prospectus”), relating to securities to be registered hereunder included in the Company’s automatic shelf Registration Statement on Form S-3 (File No. 333-223067), which became automatically effective on February 16, 2018.

Item 1. Description of Registrant’s Securities to be Registered.

The Company on this registration statement registers hereunder its equity units (the “Equity Units”). Each Equity Unit will have a stated amount of $100 and will be comprised of (i) a prepaid stock purchase contract issued by the Company to purchase shares of the Company’s common stock and (ii) a senior amortizing note due January 15, 2022. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Securities” of the Prospectus dated February 16, 2018, as supplemented by the information under the headings “Description of the Units”, “Description of the Purchase Contracts”, “Description of the Amortizing Notes” and “Description of Capital Stock” in the Company’s related Prospectus Supplement, dated January 8, 2019, filed by the Company with the SEC on January 10, 2019. Such information is incorporated herein by reference and made a part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Colfax Corporation (incorporated herein by reference to Exhibit 3.01 to the Company’s Form 8-K as filed with the SEC on January 30, 2012).

3.2	Colfax Corporation Amended and Restated Bylaws (incorporated by reference to Exhibit 3.02 to the Company’s Form 10-Q as filed with the SEC on July 23, 2015).

4.1	Purchase Contract Agreement dated as of January 11, 2019, by and between Colfax Corporation and U.S. Bank National Association, as purchase contract agent, custodial agent and securities intermediary (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on January 11, 2019).

4.2	Form of Unit (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on January 11, 2019).

4.3	Form of Purchase Contract (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on January 11, 2019).

4.4	Indenture dated as of January 11, 2019, by and between Colfax Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the SEC on January 11, 2019).

4.5	First Supplemental Indenture by and between Colfax Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K as filed with the SEC on January 11, 2019).

4.6	Form of Amortizing Note due 2022 (incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K as filed with the SEC on January 11, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2019

COLFAX CORPORATION

By:	/s/ Christopher M. Hix
	Name:	Christopher M. Hix
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer